United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 3, 2022 (January 30, 2022)

Date of Report (Date of earliest event reported)

Agrico Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40586	98-1551728
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (346) 800-5508

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Ordinary Shares	RICO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share	RICOW	The Nasdaq Stock Market LLC
Units, each consisting of one ordinary share and one-half of one redeemable warrant	RICOU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ADDITIONAL INFORMATION

Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (“Pubco”), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of Agrico Acquisition Corp., a Cayman Island exempted company (“Agrico”), and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving Agrico, Pubco and Kalera AS, a Norwegian public limited liability company (“Kalera”). After the Registration Statement is filed and declared effective, the definitive proxy statement and other relevant documents will be mailed to shareholders of Agrico as of a record date to be established for voting on the Business Combination. Shareholders of Agrico and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with Agrico’s solicitation of proxies for the special meetings to be held to approve the Business Combination because these documents will contain important information about Agrico, Kalera, Pubco and the Business Combination. Agrico shareholders and other interested persons will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to Agrico by contacting its Chief Executive Officer, Brent de Jong, c/o Agrico Acquisition Corp., Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands at +1 (346) 800-5508.

Participants in the Solicitation

Agrico, Pubco and Kalera and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of Agrico in favor of the approval of the Business Combination. Shareholders of Agrico and other interested persons may obtain more information regarding the names and interests in the proposed transaction of Agrico’s directors and officers in Agrico’s filings with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements made herein or incorporated by reference contain, and certain oral statements made by representatives of Agrico, Pubco and Kalera and their respective affiliates, from time to time may contain, “forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Agrico’s, Pubco’s and Kalera’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “would,” “believe,” “predict,” “potential,” “might” and “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Agrico’s, Pubco’s and Kalera’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of Agrico, Pubco or Kalera and are difficult to predict.

Factors that may cause such differences include but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement (as defined below); the inability to complete the Business Combination, including due to the failure to obtain approval of the shareholders of Agrico or the shareholders of Kalera or other conditions to closing in the Business Combination Agreement; the inability to obtain or maintain (as applicable) the listing of Pubco’s or Agrico’s ordinary shares on Nasdaq following the Business Combination, changes adversely affecting the vertical farming industry and the development of existing or new technologies; the effect of the COVID-19 pandemic on Kalera’s business; the ability of Agrico, Kalera and/or Pubco to obtain financing to address their respective liquidity, operating or capital expenditure needs or other financing objectives on favorable terms, if at all; the potential restrictive terms, dilutive impact or other material adverse effects of the terms of any financing arrangements entered into by Agrico, Kalera and/or Pubco; the outcome of any legal proceedings that may be instituted against Agrico, Kalera or Pubco following the announcement of the proposed Business Combination and transactions contemplated thereby; the ability of the parties to recognize the benefits of the Business Combination; lack of useful financial information for an accurate estimate of future capital expenditures; possibility of continuing to incur losses for the foreseeable future; potential delay in the completion of new facilities; the competitiveness of the agriculture industry; the difficulty of controlling customer perception of Kalera’s brand; the limits that are imposed on Kalera by the amount of facilities in operation at a given time; distribution agreements with third parties; consolidation of customers or suppliers; consumer preferences and spending habits; the volatility of energy costs; changes in applicable laws or regulations, including environmental and export control laws; the ability to retain key employees; Kalera’s business strategy and plans; Kalera’s ability to target and retain customers and suppliers; the failure to build Pubco’s finance infrastructure and improve its accounting systems and controls; whether and when Kalera might pay dividends; and the ability of Kalera to source its materials from an ethically- and sustainably-sourced supply chain; and other risks and uncertainties to be identified in the Registration Statement and proxy statement/prospectus (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by Agrico or Pubco. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Agrico, Pubco nor Kalera undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 1.01 Entry into a Material definitive Agreement.

THE MERGER AGREEMENT

On January 30, 2022, Agrico Acquisition Corp., a Cayman Islands exempted company (“Agrico”) entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) Figgreen Limited, a private limited company incorporated in Ireland with registered number 606356 (“Pubco”), (ii) Kalera Cayman Merger Sub, a Caymans Islands exempted company (“Cayman Merger Sub”), (iii) Kalera Luxembourg Merger Sub SARL, a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Lux Merger Sub” and, together with Cayman Merger Sub, the “Merger Subs”) and (iv) Kalera AS, a Norwegian private limited liability company (the “Kalera”).

Pursuant to the Business Combination Agreement, (i) a merger will occur, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico continuing as the surviving entity and as a wholly owned subsidiary of Pubco (the “First Merger”) and Agrico will issue ordinary shares (the “Agrico Ordinary Shares”) to Pubco (the “Agrico Share Issuance”) and the holders of Agrico Ordinary Shares will receive shares in the capital of Pubco and holders of warrants of Agrico (the “Agrico Warrants”) will have their Agrico Warrants assumed by Pubco and adjusted to become exercisable for shares in the capital of Pubco, in each case as consideration for the First Merger and the Agrico Share Issuance, (ii) at least one (1) business day following the First Merger and subject thereto, the second merger will occur, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the second merger (the “Second Merger”) and in this context Kalera will issue shares to Pubco (the “Kalera Share Issuance”), and (iii) immediately following the Second Merger and the Kalera Capital Reduction (as defined below), the shareholders of Kalera (the “Kalera Shareholders”) (except Pubco) will receive shares in the capital of Pubco and the holders of Kalera’s outstanding options (the “Kalera Options”) will receive options in the capital of Pubco, in each case as consideration for the ordinary shares of Kalera (the “Kalera Shares”) and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of a capital reduction pursuant to the Luxembourg Companies Act (the “Kalera Capital Reduction”). As a result of the transactions contemplated by the Business Combination Agreement, Kalera will be a wholly owned subsidiary of Pubco.

Upon consummation of the First Merger, (i) each Class A ordinary share (the “Agrico Class A Ordinary Shares”) outstanding immediately prior to the effective time of the First Merger (the “First Merger Effective Time”) will be automatically cancelled in exchange for and converted into one ordinary share of Pubco (the “Pubco Ordinary Shares”), (ii) each Class B ordinary share (the “Agrico Class B Ordinary Shares”) outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding public Agrico Warrant (the “Agrico Public Warrants”) and private Agrico Warrants will remain outstanding and will automatically be adjusted to become a Pubco Warrant.

Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of (i) the number of Pubco Ordinary Shares equal to the Exchange Ratio (as defined below) (the aggregate number of Pubco Ordinary Shares so issued, the “Exchange Shares”) and (ii) one CVR per Kalera Share. “Exchange Ratio” means 0.091. The number of Exchange Shares will be determined prior to the Second Merger Effective Time in accordance with the terms of the Business Combination Agreement and will cause, assuming no public shareholders of Agrico exercise their redemption rights, Kalera Shareholders to own approximately 52% of the issued and outstanding Pubco Ordinary Shares.

Consideration

The First Merger: Consideration to Agrico Security holders

The first transaction that comprises the Business Combination is the First Merger, pursuant to which Cayman Merger Sub will merge with and into Agrico, with Agrico surviving and being a wholly-owned subsidiary of Pubco.

Upon consummation of the First Merger, (i) each Agrico Class A Ordinary Share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share (ii) each Agrico Class B Ordinary Share outstanding immediately prior to the First Merger Effective Time will be automatically cancelled in exchange for and converted into one Pubco Ordinary Share, and (iii) each outstanding Agrico Public Warrant and Agrico Private Warrant will remain outstanding and will automatically be adjusted to become a Pubco Warrant, respectively. As a result of the First Merger and the conversion or automatic adjustment (as applicable) of Agrico securities into securities of Pubco, the rights of Agrico security holders will change in material ways.

The Second Merger: Consideration to Kalera Security holders

At least one (1) business day following the First Merger and subject thereto, Pubco, Kalera and Lux Merger Sub will cause the Second Merger to be consummated, pursuant to which Lux Merger Sub will merge with and into Kalera with Kalera as the surviving entity of the Second Merger and in this context Kalera will issue shares to Pubco. Immediately following and in connection with the Second Merger, the Kalera Shareholders (except Pubco) will receive shares in the capital of Pubco and contractual contingent value rights (each a “CVR”), which represent the right to receive up to two contingent payments of Pubco Ordinary Shares, and the holders of the Kalera Options will receive options in the capital of Pubco and, in the case of holders of In-the-Money Options, CVRs, in each case as consideration for the Kalera Shares and the Kalera Options being cancelled and ceasing to exist or being assumed (as applicable) upon completion of the Second Merger by way of the Kalera Capital Reduction. Each CVR represents a contingent right to receive additional Pubco Ordinary Shares, issuable upon the achievement of certain milestones, including: (i) Pubco Ordinary Shares trading at or over a market price of $12.50; and (ii) Pubco Ordinary Shares trading at or over a market price of $15.00, in each case, for 20 trading days within a 30 trading-day period, based on volume-weighted average trading prices. The amount of shares issuable to each CVR holder for the achievement of each milestone is, in each case, a pro rata portion of an amount of Pubco Ordinary Shares equivalent to 5% of the amount of Kalera Shares outstanding as of immediately following the Kalera Capital Reduction on a fully-diluted basis.

Upon consummation of the Second Merger, each Kalera Share outstanding immediately prior to the Second Merger Effective Time will be cancelled and cease to exist in the context of the Kalera Capital Reduction against the issuance of (i) the number of Pubco Ordinary Shares equal to the Exchange Ratio and (ii) one CVR per Kalera Share.

Closing of the Business Combination

The consummation of the First Merger and related transactions (the “First Closing”) will take place on the fifth business day following the satisfaction or waiver of the conditions to closing set forth in the Business Combination Agreement, unless Agrico and Kalera agree in writing to another date or time. The consummation of the Business Combination (other than those transactions which occur on the First Closing) (the “Second Closing” and together with the First Closing, the “Closings” and each, a “Closing”) will take place on the first business day after the First Closing, unless Agrico and Kalera agree in writing to another date or time.

Representations and Warranties

The Business Combination Agreement contains representations and warranties of Agrico, Kalera, Pubco and Merger Subs, certain of which are qualified by materiality and Material Adverse Effect (as defined in the Business Combination Agreement) and may be further modified and limited by the disclosure schedules. The representations and warranties of Agrico are also qualified by information included in Agrico’s public filings, filed or submitted to the SEC on or prior to the date of the Business Combination Agreement (subject to certain exceptions contemplated by the Business Combination Agreement). The representations and warranties made by Agrico, Kalera, Pubco and Merger Subs are customary for similar transactions and generally relate, among other things, to:

●	organization, qualification and standing;

●	the authorization, performance and enforceability of the Business Combination Agreement;

●	required filings and consents;

●	absence of conflicts;

●	capitalization;

●	in the case of Agrico and Kalera, financial statements and, in the case of Agrico, filings with the SEC;

●	in the case of Pubco, ownership of Exchange Shares and authorization to issue the shares underlying the CVRs;

●	in the case of Agrico and Kalera absence of certain changes or events;

●	compliance with laws;

●	in the case of Pubco, certain Pubco activities;

●	in the case of Agrico and Kalera, the existence of required permits;

●	in the case of Kalera, litigation;

●	in the case of Kalera, material contracts;

●	in the case of Kalera, intellectual property;

●	in the case of Kalera, real property;

●	in the case of Agrico and Kalera, Taxes and Tax Returns (each as defined in the Business Combination Agreement);

●	in the case of Agrico and Kalera, employment matters, and in the case of Kalera, benefit plans;

●	in the case of Kalera, environmental matters;

●	in the case of Kalera, transactions with related persons;

●	in the case of Kalera, business insurance;

●	in the case of Kalera, customers and vendors;

●	in the case of Kalera, data protection and cybersecurity;

●	in the case of Kalera, information technology;

●	Investment Company Act;

●	brokerage and similar fees;

●	in the case of Agrico and Kalera absence of illegal or improper transactions;

●	in the case of Agrico and Pubco, independent investigation;

●	in the case of Agrico, the existence, composition, and uses of the trust account;

●

in the case of Kalera, truthfulness of information provided to be included in the Proxy Statement (as defined in the Business Combination Agreement) and/or the Registration Statement (as defined below); and

●	in the case of Agrico and Kalera, exclusivity of representations and warranties.

The representations and warranties of the parties will not survive the closing of the Business Combination.

Covenants

Covenants of Kalera

Kalera made certain covenants under the Business Combination Agreement, including, among others, the following:

●	Subject to certain exceptions or as consented to in writing by Agrico, during the period from the date of the Business Combination Agreement and continuing until the Second Closing or the earlier termination of the Business Combination Agreement (the “Interim Period”), Kalera will, and will cause its subsidiaries to use its commercially reasonable efforts to (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and (ii) comply in all material respects with all Laws (as defined in the Business Combination Agreement) applicable to such person and its business, assets and employees.

●	Subject to certain exceptions, during the Interim Period, Kalera will, and will cause its subsidiaries to, not do any of the following without Agrico’s prior written consent:

o	amend, waive or otherwise change its or any of the Target Companies’ Organizational Documents (each as defined in the Business Combination Agreement);

o	issue, sell, pledge, redeem, repurchase or dispose of any of its equity securities or any options, warrants, or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities, or engage in any hedging transaction with a third person with respect to such securities;

o	split, combine, recapitalize or reclassify any of its shares or other equity interests or declare or otherwise set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or purchase or otherwise acquire or offer to acquire any of its securities;

o	incur, create, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $5,000,000 in the aggregate; make a loan or advance to or investment in any person in excess of $1,000,000 in the aggregate; or guarantee or endorse any Indebtedness or obligation of any person, in any such case in excess of $5,000,000 in the aggregate;

o	increase the wages or compensation of its employees and other service providers; grant any retention, change in control or similar pay; provide any severance or termination pay; establish any trust or take any other action to secure the payment of any compensation payable by Kalera; enter into, amend or terminate any collective bargaining or similar agreement with a labor organization; materially increase other employee benefits of employees generally, or enter into, materially amend or terminate any Company Benefit Plan (as defined in the Business Combination Agreement) in respect of any current consultant, officer, manager director or employee;

o	transfer, pledge or exclusively license to any person or permit to lapse or fail to preserve any Material Company IP (as defined in the Business Combination Agreement);

o	modify, terminate or waive or assign any material right under, any Company Material Contract, or enter into any Contract that would be a Company Material Contract (each as defined in the Business Combination Agreement);

o	limit the right of Kalera or any of the Target Companies to engage in any line of business or in any geographic area, or to compete with any person or grant any exclusive or similar rights to any person;

o	amend in a manner materially detrimental to the Target Companies, terminate, cancel, surrender, permit to lapse or fail to renew or use commercially reasonable efforts to maintain any authorization from a Governmental Authority (as defined in the Business Combination Agreement)or material Permit required for the conduct of the business of any of the Target Companies or otherwise fail to use commercially reasonable efforts to maintain and preserve its relationships with any Governmental Authority, customers, suppliers, contractors and other persons with which it has material business relations;

o	acquire, including by merger, amalgamation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, other business organization or any division thereof, or any material amount of assets;

o	make capital expenditures in excess of $5,000,000 individually or $25,000,000 in the aggregate;

o	adopt a plan of complete or partial liquidation, dissolution, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization;

o	enter into any agreement, understanding or arrangement with respect to the voting of equity securities of Kalera or any of its subsidiaries;

o	enter into, amend, waive or terminate any transaction with any related person;

o	waive, release, settle, compromise or otherwise resolve any investigation, claim, action, litigation or other legal proceedings, other than such actions which result in any Target Company being obligated to pay monetary damages in an amount less than $500,000;

o	make or rescind any material election relating to Taxes, settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any material amended Tax Return or claim for refund in a manner inconsistent with past practice (including surrendering any right to a refund), or make any material change in its accounting or Tax policies or procedures;

o	sell, lease, license or otherwise dispose of any material assets of the Target Companies, taken as a whole, or material assets covered by any Company Material Contract;

o	suffer or incur any lien on the material asset of the Target Companies, other than permitted liens;

o	make any change in its accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Target Companies, other than as may be required by applicable Law, regulatory guidelines, or GAAP or IFRS (as applicable); or

o	authorize or agree to do any of the foregoing actions.

●	During the Interim Period, Kalera will duly and timely file all material Tax Returns required to be filed (or obtain a permitted extension with respect thereto) with the applicable Tax authorities and pay all material Taxes due and payable during such time period.

Covenants of Agrico, Pubco and the Merger Subs

Agrico, Pubco and the Merger Subs made certain covenants under the Business Combination Agreement, including, among others, the following:

●	Subject to certain exceptions or as consented to in writing by Kalera, during the Interim Period, Agrico, Pubco and the Merger Subs will each use reasonable best efforts to: (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, and (ii) comply in all material respects with all Laws applicable to such person and its business, assets and employees.

●	Subject to certain exceptions, during the Interim Period, Agrico, Pubco and the Merger Subs will not do any of the following:

o	amend, waive or otherwise change its Organizational Documents;

o	issue, sell, pledge, or dispose of any of its equity securities or any options, warrants, or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities, or engage in any hedging transaction with a third person with respect to such securities;

o	split, combine, recapitalize or reclassify any of its shares or other equity interests or declare or otherwise set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, redeem, purchase or otherwise acquire or offer to acquire any of its securities;

o	incur, create, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise); make a loan or advance to or investment in any person; or guarantee or endorse any Indebtedness or obligation of any person;

o	amend, waive, terminate or otherwise change the Trust Agreement;

o	adopt a plan of complete or partial liquidation, dissolution, winding up, merger, amalgamation, consolidation, restructuring, recapitalization or other reorganization;

o	adopt any employee benefit plan;

o	acquire, including by merger, amalgamation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, other business organization or any division thereof, or any material amount of assets;

o	enter into any new Contracts or commitments that could reasonably be expected to delay or impair the consummation of the Business Combination in any respect; or

o	authorize or agree to do any of the foregoing actions.

●	After the date of the Business Combination Agreement and before the First Closing, Pubco will re-register as an Irish public company limited by shares and change its name to “Kalera plc”.

●	Agrico will not, and will instruct its representatives not to, directly or indirectly (i) initiate, solicit, encourage or respond to any inquiry, proposal, offer or indication of interest with respect to, or the making, submission or announcement of, any business combination (other than the Business Combination), or (ii) enter into, continue or engage in any discussions, negotiations or due diligence, with any person (other than Kalera and its affiliates and representatives) in connection thereto. Further, except as expressly permitted under the Business Combination Agreement, during the Interim Period, neither the board of directors of Kalera (the “Kalera Board”) nor any committee thereof will (A) grant any waiver, amendment or release under any Takeover Law (as defined in the Business Combination Agreement), (B) effect a Purchaser Change of Recommendation (as defined in the Business Combination Agreement) or (C) authorize, cause or permit Agrico or any of its subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, business combination agreement or any other similar agreement providing for any business combination proposal. Agrico will, and will direct its representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a business combination proposal.

Additional Covenants

The Business Combination Agreement also contains additional covenants of the parties, including covenants generally providing for:

●	Pubco and Agrico, to prepare with the reasonable assistance of Kalera, and file the U.S. Securities and Exchange Commission a registration statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of Agrico, and a prospectus in connection with the Business Combination;

●

the filing by Agrico and Pubco of all such information and documents required to be filed by Agrico with the SEC in accordance with applicable Law, and taking all reasonable and necessary actions required to satisfy the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and other applicable Laws in connection with the Registration Statement, Agrico’s special meeting in connection with the Business Combination (the “Special Meeting”) and the right of the holders of Agrico Shares to have their shares redeemed in accordance with the procedures set forth in the Registration Statement (the “Redemption”);

●	the filing by Agrico of all such forms, reports and documents required to be filed by Agrico with the SEC and to otherwise comply in all material respects with applicable securities Laws during the Interim Period;

●	subject to the confidentiality requirements, the provision of reasonable access to information in the Interim Period;

●	as soon as practicable after the SEC declares the Registration Statement effective, Agrico to distribute the proxy statement contained in the Registration Statement to the Agrico Shareholders and duly call and convene and hold the Agrico Special Meeting for a date as soon as practicable following the date on which the SEC declared the Registration Statement effective and solicit proxies from the holders of Agrico Ordinary Shares to vote in favor of the proposals set forth in the proxy statement (the “Agrico Shareholder Approval Matters”);

●	Kalera to waive its rights to make claims against Agrico to collect from the trust account established for the benefit of the public stockholders for any monies that may be owed to them by Agrico;

●	Agrico and Pubco to use commercially reasonable efforts to cause the Pubco Ordinary Shares and the warrants of Pubco to be approved for listing on Nasdaq;

●	Pubco and Kalera to enter into a registration rights agreement;
●	during the Interim Period, Agrico shall use reasonable best efforts to maintain net tangible assets of at least $5,000,001;
●	Parties to take all actions necessary or reasonably requested by another party to cause the Agrico Class A Ordinary Shares and Agrico Warrants to be delisted from Nasdaq (or be succeeded by the Pubco Securities) and to terminate its registration with the SEC (or be succeeded by Pubco) as of the First Closing Date;

●	Agrico and Kalera ceasing discussions with respect to alternative transactions;

●	Agrico and Pubco to enter into the Amended Warrant Agreement;

●	Kalera to take all action necessary to, as soon as practicable after the date of effectiveness of the Registration Statement, call and hold an extraordinary meeting of Kalera Shareholders to pass resolutions (the “Kalera Special Meeting”) approving the adoption and approval of First Merger and the Second Merger and the Kalera Capital Reduction, and (B) such other matters as Kalera and Agrico mutually determine to be necessary or appropriate in order to effect the Business Combination (the approvals described in foregoing clauses (A) and (B), collectively, the “Kalera Shareholder Approval Matters”);

●	each of the Merger Subs and Pubco will take all action necessary to, as soon as practicable after the date of the Business Combination Agreement, call and convene special or extraordinary meetings of its shareholders and/or boards of directors, as applicable, to pass resolutions or request such persons, to pass written resolutions, in each case approving the adoption and approval of the Business Combination Agreement, the Business Combination and other transactions contemplated thereby (as applicable) by their shareholders;

●	prior to the First Closing Date, Agrico and Kalera to be permitted to purchase a “tail” insurance policy providing liability insurance coverage for Agrico’s directors and officers and Kalera’s director and officers, respectively, for events occurring prior to the date of the Second Closing;

●	Pubco to adopt, prior to or effective upon the Second Closing, a new equity incentive plan (the “Pubco Equity Plan”), which will reserve for issuance a number of Pubco Ordinary Shares equal to 7.5% of the aggregate number of Pubco Ordinary Shares outstanding immediately after the Kalera Capital Reduction (calculated on a fully-diluted basis), subject to the share evergreen provisions set forth in the Pubco Equity Plan.

●	prior to the Second Closing, the parties to work in good faith to evaluate the reports and recommendations of Kalera’s independent compensation consultant and implement new compensation arrangements (to be effective upon the Second Closing) taking into account such reports and recommendations, including terms, conditions and allocations relating to initial awards to be made under the Pubco Equity Plan and/or new employment or severance arrangements for key employees;

●	notifying the other parties of certain specified matters as promptly as practicable during the Interim Period;

●	using commercially reasonable efforts and cooperating with the other parties to consummate the Business Combination;

●	not making or issuing public announcements or public releases concerning the Business Combination Agreement or the ancillary documents or the transactions contemplated thereby without the prior written consent of Agrico, Pubco and Kalera;

●	cooperation in connection with certain tax matters and filings;
●	all of the officers and directors of Agrico shall resign from all of their officer and director positions at Agrico prior to or effective upon the Second Closing;

●	immediately prior to the First Merger Effective Time, the parties to take all actions necessary in order for the Memorandum and Articles of Association of Pubco to be the Amended Pubco Memorandum and Articles of Association (each as defined in the Business Combination Agreement);

●	at or immediately prior to the Second Merger Effective Time, Pubco to execute and deliver, and Agrico will use reasonable best efforts to cause the rights agent to execute and deliver, the CVR Agreement (as defined in the Business Combination Agreement), subject to any changes to the CVR Agreement that are requested by the rights agent and approved prior to the effective time of the Business Combination Agreement by Agrico and Kalera; and

●	to the extent requested by Kalera, Agrico and Kalera shall cooperate as necessary to ensure that the CVRs (as defined in the Business Combination Agreement), are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

Alternative Proposals and Change of Recommendation

Except as expressly permitted in the Business Combination Agreement, during the Interim Period, Kalera has agreed not to, and Kalera will instruct its representatives not to, directly or indirectly (i) initiate, solicit, or knowingly encourage (whether public or otherwise) any inquiry, proposal or offer with respect to, or the making, submission or announcement of, any Kalera Alternative Proposal (as defined below), (ii) engage, enter into or continue any discussions or negotiations with any persons or (iii) provide access to its properties, books and records or any confidential information, in each case, with respect to the Target Companies in connection with a Kalera Alternative Proposal. Kalera acknowledged that as of the date of the Business Comination Agreement, it had terminated and ceased to engage in any and all existing discussions or negotiations with any Persons related to a Kalera Alternative Proposal or that could reasonably be expected to result in a Kalera Alternative Proposal. Kalera has agreed not to, and shall cause its subsidiaries not to, waive compliance by any Person with the “standstill” or similar provisions of any Contract between such Person and Kalera.

If Kalera receives a written Kalera Alternative Proposal from any person after the date of the Business Combination Agreement that did not result from a material breach of the non-solicitation covenant therein and prior to the time the Required Kalera Shareholder Approval is obtained, Kalera and its representatives may contact such person to clarify the terms and conditions thereof, and if the Kalera Board or relevant committee thereof determines reasonably and in good faith (after consultation with its outside counsel and financial advisor) that such Kalera Alternative Proposal either constitutes a Company Superior Proposal (as defined in the Business Combination Agreement) or could reasonably be expected to result in a Company Superior Proposal and Kalera provides Agrico with written notice of such determination, then (i) Kalera and its representatives may provide information (including non-public information and data) regarding, and afford access to the business, properties, assets, books, records and personnel of, Kalera and its subsidiaries to such person if Kalera receives from such person an executed Acceptable Confidentiality Agreement (as defined in the Business Combination Agreement) (a copy of such Acceptable Confidentiality Agreement shall be promptly provided to Agrico or, if such Acceptable Confidentiality Agreement restricts the ability of Kalera to disclose any information required to be shared with Agrico, Kalera shall be required to inform any Person who makes a Kalera Alternative Proposal that Kalera is required to communicate the terms of such Kalera Alternative Proposal to Agrico); provided that, subject to applicable Law, Kalera shall not later than substantially concurrently therewith make available to Agrico any non-public information concerning Kalera or its subsidiaries that is provided to any person that was not previously made available to Agrico, and (ii) Kalera and its representatives may engage in, enter into, continue or otherwise participate in any discussions or negotiations with such person with respect to such Kalera Alternative Proposal. Kalera is required to promptly (and, in any event, within 48 hours of any such event) notify Agrico of the receipt of any Kalera Alternative Proposal or any material amendment thereto, and provide a written summary of the material terms and conditions of each such Kalera Alternative Proposal or any material amendment or proposed material amendment thereto and prompt status updates with respect thereto.

Subject to certain exceptions set forth in the Business Combination Agreement, the Kalera Board shall not (i) (A) amend, change, withhold, withdraw, qualify or modify, in a manner adverse to Agrico, the Company Recommendation (as defined in the Business Combination Agreement) with respect to the Business Combination, (B) fail to include the Company Recommendation in the Registration Statement, (C) make any public statement inconsistent with the Company Recommendation, (D) approve, adopt, endorse or recommend a Kalera Alternative Proposal or publicly propose to approve, adopt, endorse or recommend a Kalera Alternative Proposal, (E) if a tender offer or exchange offer for shares of capital stock of Kalera that constitutes a Kalera Alternative Proposal is commenced, recommend the acceptance of such tender offer or exchange offer by Kalera stockholders, or (F) resolve or agree to take any of the foregoing actions (any of the foregoing, a “Kalera Change of Recommendation”) or (ii) authorize, adopt or approve a Kalera Alternative Proposal, or cause or permit Kalera or any of its subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, business combination agreement or any other similar agreement providing for any Kalera Alternative Proposal (a “Kalera Alternative Acquisition Agreement”).

Notwithstanding Kalera’s covenants summarized immediately above, prior to the time the Required Kalera Shareholder Approval is obtained, if Kalera receives a Kalera Alternative Proposal that the Kalera Board determines in good faith (after consultation with outside counsel and its financial advisors) constitutes a Company Superior Proposal (taking into account any adjustments to the terms and conditions of the Business Combination proposed by Kalera in response to such Kalera Alternative Proposal), Kalera may (1) effect a Kalera Change of Recommendation and authorize, adopt, or approve such Company Superior Proposal, which may include granting a waiver, amendment or release under any Takeover Law with respect to such Company Superior Proposal and/or (2) enter into a Kalera Alternative Acquisition Agreement with respect to such Company Superior Proposal. The Kalera Board may not take the actions described in the foregoing clauses (1) or (2) unless (i) Kalera has provided prior written notice to Agrico of the Kalera Board’s intention to take such actions at least five Business Days before taking such action (the “Notice Period”), which notice (A) shall specify, as applicable, a reasonably detailed description of the material terms of the Kalera Alternative Proposal received by Kalera and an express statement by Kalera that such Kalera Alternative Proposal constitutes a Company Superior Proposal and (B) include a copy of the most current version of the proposed agreement relating to such Company Superior Proposal (which version shall be updated on a prompt basis to the extent there are material changes thereto) and a description of any financing commitments relating thereto; (ii) after providing such notice and prior to taking such actions, Kalera has negotiated, and has caused its representatives to negotiate, with Agrico in good faith (to the extent Agrico desires to negotiate) during the Notice Period to make such adjustments in the terms and conditions of the Business Combination Agreement as would permit the Kalera Board not to take such actions (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Kalera Alternative Proposal, including any revision in price, the Notice Period shall be extended to ensure that at least 48 hours remains in the Notice Period subsequent to the time Kalera notifies Agrico of any such material revision (it being understood that there may be multiple extensions); and (iii) the Kalera Board has considered in good faith any changes to the Business Combination Agreement that may be offered in writing by Agrico by 11:59 pm eastern time on the last day of the Notice Period (as extended pursuant to the preceding clause (ii)) and has determined in good faith, after consultation with outside counsel and its financial advisor, that the Kalera Alternative Proposal received by Kalera would continue to constitute a Company Superior Proposal if such changes offered in writing by Agrico were given effect.

The foregoing covenants will not prohibit Kalera or the Kalera Board from (i) making any “stop, look and listen” communication to the stockholders of Kalera (or any similar communications to the stockholders of Kalera) or (ii) making disclosure that the Kalera Board determines in good faith after consultation with Kalera’s outside legal counsel, that the failure of the Kalera Board to make disclosure of a position contemplated by Rule 14d-0, Rule 14e-2(a) or Item 1012(a) of the Regulation M-A promulgated under the Exchange Act would be inconsistent with the directors’ duties under applicable Law; provided, however, that any disclosure does not contain an express Kalera Change of Recommendation.

For purposes of the Business Combination Agreement, “Kalera Alternative Proposal” means any bona fide written proposal or offer made by any person other than Agrico, Pubco and their affiliates for (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction involving Kalera, (b) the direct or indirect acquisition by any person (including by any asset acquisition, joint venture or similar transaction) of more than 20% of the assets of Kalera and its subsidiaries, on a consolidated basis, (c) the direct or indirect acquisition by any person of more than 20% of Kalera’s equity securities or of the voting power of the outstanding Kalera Shares, including any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20%) or more of Kalera’s equity securities or shares with 20% or more of the voting power of the outstanding Kalera Shares, or (d) any combination of the foregoing, in each case of clauses (a) through (c) whether in a single transaction or a series of related transactions.

Conditions to Closing

Conditions to Each Party’s Obligations

The respective obligations of each party to the Business Combination Agreement to consummate the Business Combination are subject to the satisfaction or, if permissible, written waiver by Kalera and Agrico of the following conditions:

●	the approval of the Agrico Shareholder Approval Matters by the requisite vote of the Agrico Shareholders entitled to vote thereon at the Agrico Special Meeting being obtained in accordance with Agrico’s organizational documents, applicable Law and the rules and regulations of Nasdaq (the “Required Agrico Shareholder Approval”);

●	the approval of Kalera Shareholder Approval Matters by the requisite vote of Kalera Shareholders entitled to vote thereon at the Company Special Meeting being obtained in accordance with Kalera’s organizational documents, applicable Law and the rules and regulations of Euronext Growth Oslo (the “Required Kalera Shareholder Approval”);

●	the approval of certain matters in connection with the Business Combination by the shareholders of Pubco being obtained in accordance with Pubco’s organizational documents and applicable;

●	the Pubco Equity Plan being adopted by Pubco consistent with the prescribed requirements;

●	no order or law issued by any Governmental Authority making the transactions or agreements contemplated by the Business Combination Agreement illegal or preventing or prohibiting consummation of the Business Combination being in effect;

●	no action brought by a Governmental Authority seeking to enjoin the consummation of the Business Combination being pending;

●	Agrico having at least $5,000,001 of net tangible assets remaining immediately upon the First Closing after giving effect to the Redemption;

●	the Registration Statement being declared effective by the SEC and remaining effective as of the First Closing;

●	the Pubco Ordinary Shares and the warrants of Pubco to assumed by Pubco in connection with the Business Combination shall have been approved for listing on Nasdaq, subject only to notice of issuance; and

●	Pubco shall have entered into a composition agreement with the Revenue Commissioners of Ireland and a Special Eligibility Agreement for Securities with the Depository Trust Company in respect of Pubco Ordinary Shares and Pubco Warrants, both of which are in full force and effect and enforceable in accordance with their terms.

Other Conditions to the Obligations of Kalera

The obligations of Kalera to consummate the Business Combination are subject to the satisfaction or written waiver by Kalera of the following further conditions as of the First Closing Date:

●	the accuracy of the representations and warranties of Agrico, Pubco and the Merger Subs set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of such parties pursuant thereto (subject to certain bring-down standards);

●	performance of the covenants of Agrico, Pubco and the Merger Subs required by the Business Combination Agreement to be performed on or prior to the First Closing Date;

●	as of the applicable Closing, after giving effect to the Redemption, the aggregate amount of (i) cash proceeds received or available at or prior to the applicable Closing in respect of debt or equity financing agreements entered into by Kalera during the Interim Period (excluding certain matters and not double counting cash proceeds that are received or available) and (ii) in the Trust Account shall equal at least (x) 100 million U.S. Dollars ($100,000,000) plus (y) the aggregate amount expenses of Agrico, Pubco, Kalera and their respective Affiliates incurred prior to the applicable Closing; and

●	Agrico shall have delivered to Kalera and Pubco a certificate, dated the applicable Closing Date, signed by a director of Agrico in such capacity, certifying that the representations and warranties of Agrico and the Merger Subs (subject to certain bring-down standards) remain accurate as of the applicable Closing Date and that on or prior to the First Closing Date, Agrico and the Merger Subs have each performed the covenants required to be performed by it pursuant to the Business Combination Agreement. Pubco shall have delivered to Kalera a certificate, dated the First Closing Date, signed by an executive officer or director of Pubco in such capacity, certifying that the representations and warranties of Pubco (subject to certain bring-down standards) remain accurate as of the First Closing Date and that on or prior to the First Closing Date, Pubco has performed the covenants required to be performed by it pursuant to the Business Combination Agreement.

Other Conditions to the Obligations of Agrico

The obligations of Agrico to consummate the Business Combination are subject to the satisfaction or written waiver by Agrico of the following further conditions as of the First Closing Date:

●	the accuracy of the representations and warranties of Kalera set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of Kalera pursuant thereto (subject to certain bring-down standards);

●	performance of the covenants of Kalera required by the Business Combination Agreement to be performed on or prior to the First Closing Date;

●	since the date of the Business Combination Agreement, no Material Adverse Effect (as defined in the Business Combination Agreement) shall have occurred and be continuing;

●	Agrico shall have received a certificate from Kalera, dated the applicable Closing Date, signed by an officer of Kalera in such capacity, certifying that the representations and warranties of Kalera (subject to certain bring-down standards) remain accurate as of the First Closing Date, that on or prior to the First Closing Date, Kalera has performed the covenants required to be performed by it pursuant to the Business Combination Agreement, and that since the date of the Business Combination Agreement, no Material Adverse Effect has occurred and is continuing as of the First Closing Date; and

●	the Norwegian Merger (as defined in the Business Combination Agreement) shall have been consummated.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing as follows:

●	by mutual written consent of Agrico and Kalera;

●	by Agrico or Kalera if the Closing has not occurred by the six (6) month anniversary of the date of the Business Combination Agreement (as may be extended as provided in the immediately following proviso, the “Outside Date”) (provided that, if this Registration Statement has not been declared effective on or prior to the six (6)-month anniversary of the date of the Business Combination Agreement, the Outside Date shall be automatically extended by one (1) month), unless the breach or violation of any representation, warranty, covenant or obligation under the Business Combination Agreement by the party seeking to terminate or its affiliates (including, with respect to Agrico, Pubco or the Merger Subs) was the primary cause of the failure of the Closing to occur on or before the Outside Date;

●	by either Agrico or Kalera if a Governmental Authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Business Combination, which order or other action has become final and non-appealable, unless the failure by the party seeking to terminate or its affiliates (including, with respect to Agrico, Pubco, or the Merger Subs) to comply with any provision of the Business Combination Agreement has been the primary cause of such action by such Governmental Authority;

●	by Kalera, subject to certain exceptions, if (i) there is a breach by Agrico, Pubco or any of the Merger Subs of any of its representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any of their representations or warranties has become untrue or inaccurate, such that certain conditions to the obligations of Kalera set forth in the Business Combination could not be satisfied and the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice thereof or (B) the Outside Date;

●	by Agrico, subject to certain exceptions, if (i) there is a breach by Kalera of any of its representations, warranties, covenants or agreements contained in the Business Combination Agreement, or if any of its representation or warranty has become untrue or inaccurate, such that certain conditions to the obligations of Agrico set forth in the Business Combination Agreement could not be satisfied and the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty days after written notice thereof or (B) the Outside Date (“Kalera Breach Termination Event”);

●	by either Kalera or Agrico if the Agrico Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Agrico Shareholders have duly voted, and the Required Agrico Shareholder Approval was not obtained;

●	by either Kalera or Agrico if the Kalera Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Kalera Shareholders have duly voted, and the Required Kalera Shareholder Approval was not obtained;

●	by Kalera if Agrico makes any Purchaser Change of Recommendation;

●	by Agrico if Kalera makes any Kalera Change of Recommendation (“Change of Recommendation Termination Event”); or

●	by Kalera, at any time prior to the receipt of the Required Kalera Shareholder Approval, if (A) the Kalera Board has authorized Kalera to enter into a Kalera Alternative Acquisition Agreement with respect to a Company Superior Proposal, (B) prior to or substantially concurrently with such termination, Kalera has paid the Company Termination Fee (as defined in the Business Combination Agreement) to Agrico and (C) substantially concurrently with the termination of the Business Combination Agreement, Kalera enters into a Kalera Alternative Acquisition Agreement with respect to the Company Superior Proposal referred to in clause (A) (“Alternative Transaction Termination Event”).

Termination Fees

Kalera will be required to pay Agrico a Company Termination Fee if the Business Combination Agreement is terminated:

●	by Agrico pursuant to a Kalera Breach Termination Event due to a breach by Kalera of its non-solicitation obligations if (i) Kalera or any other person has publicly disclosed or announced a Kalera Alternative Proposal made after the date of the Business Combination Agreement but prior to the date of the Kalera Special Meeting, and such Kalera Alternative Proposal has not been withdrawn, and such withdrawal has not been publicly disclosed and withdrawn or announced, at least five days prior to the date of the Kalera Special Meeting (or prior to the termination of the Business Combination Agreement if there has been no Kalera Special Meeting) and (ii) within nine months of such termination, a definitive agreement with respect to a Kalera Alternative Proposal has been entered into, and such Kalera Alternative Proposal is consummated; provided that, for purposes of the foregoing, the references to “20%” in the definition of “Kalera Alternative Proposal” shall be deemed to be references to “more than 80%”;

●	by Kalera pursuant to an Alternative Transaction Termination Event; or

●	by Agrico pursuant to a Change of Recommendation Termination Event.

Fees and Expenses

The costs and expenses in connection with the Business Combination Agreement and the transactions contemplated thereby shall be paid jointly and severally by Agrico and the surviving corporation upon the Closing. If the Closing does not take place, each party shall be solely responsible for its own expenses (except that in such event, Agrico and Kalera shall each bear one-half of the cost of the filing fee paid in connection with any filing under the HSR Act).

Indemnification

The Business Combination Agreement does not provide for indemnification obligations for any party. All representations and warranties contained in the Business Combination Agreement shall terminate as of the Closing date.

The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

ADDITIONAL AGREEMENTS

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Ancillary Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Ancillary Agreements, copies of each of which are attached hereto as exhibits. Shareholders and other interested parties are urged to read such Ancillary Agreements in their entirety.

Sponsor Support Agreement

In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Sponsor Support Agreement with DJCAAC LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed (i) to vote the Agrico Ordinary Shares held by them in favor of the approval and adoption of the Business Combination Agreement and approval of the business combination proposal and the Business Combination, (ii) to not transfer, during the period commencing on the date of the Sponsor Support Agreement and ending on the earlier of (a) the First Closing and (b) the liquidation of Agrico, any Agrico Ordinary Shares owned by the Sponsor, (iii) to not transfer any Lock-up Shares until the end of the Lock-up Period (each as defined therein), and (iv) to transfer to Agrico, surrender and forfeit a certain amount of Agrico Class B Ordinary Shares in the event that the amount of Agrico Ordinary Shares redeemed pursuant to the Redemption meet the threshold specified therein.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Company Holders Support Agreements

In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Kalera Holders Support Agreement with certain shareholders of Kalera, whose names appear on the signature pages thereto (such shareholders, the “Major Shareholders”, and such agreement, the “Kalera Holders Support and Lock Up Agreement”), pursuant to which each Major Shareholder agreed (i) to vote all of such Major Shareholder’s Covered Shares (as defined therein) held by them in favor of the approval and adoption of the Business Combination Agreement and the Business Combination, (ii) to not transfer, prior to the date of the Second Closing, any of such Major Shareholder’s Covered Shares, and (iii) to not transfer any Lock-up Shares until the end of the Lock-up Period (each as defined therein).

In connection with their entry into the Business Combination Agreement, Agrico and Kalera entered into the Kalera Holders Support Agreement with certain shareholders of Kalera, whose names appear on the signature pages thereto (such shareholders, the “Non-Major Shareholders”, and such agreement, the “Kalera Holders Support Agreement”), pursuant to which each Kalera Shareholder agreed (i) to vote all of such Kalera Shareholder’s Covered Shares (as defined therein) held by them in favor of the approval and adoption of the Business Combination Agreement and the Business Combination and (ii) to not transfer, prior to the date of the Second Closing, any of such Kalera Shareholder’s Covered Shares.

The foregoing description of the Kalera Holders Support and Lock Up Agreement and the Kalera Holders Support Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the actual agreements, forms of which are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 31, 2022, Agrico and Kalera issued a press release announcing the execution of the Business Combination Agreement. Attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference is the copy of the press release.

Attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference is the investor presentation that will be used by Agrico in making presentations to certain existing stockholders of Agrico and other persons with respect to the Business Combination.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act , or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of January 30, 2022, by and among Agrico, Kalera, Pubco, Cayman Merger Sub and Lux Merger Sub.
10.1	Sponsor Support Agreement dated January 30, 2022, by and among Agrico, Kalera, DJCAAC LLC and certain shareholders of Agrico.
10.2	Company Holders Support Agreement, dated January 30, 2022, by and among Agrico, Kalera and certain shareholders of Kalera named therein.
10.3	Company Holders Support Agreement, dated January 30, 2022, by and among Agrico, Kalera and certain shareholders of Kalera named therein.
99.1	Press Release dated January 31, 2022.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRICO ACQUISITION CORP.

	By:	/s/ Brent de Jong
Name: Brent de Jong
Title: Chief Executive Officer

Dated: February 3, 2022